UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2015

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 1, 2015, Xcel Energy Inc., a Minnesota corporation (Xcel Energy), issued $250,000,000 in aggregate principal amount of 1.20% Senior Notes, Series due June 1, 2017 (the 2017 Notes) and $250,000,000 in aggregate principal amount of 3.30% Senior Notes, Series due June 1, 2025 (the 2025 Notes and together with the 2017 Notes, the Notes), pursuant to an Underwriting Agreement, dated May 27, 2015, by and among Xcel Energy and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The Notes are being issued pursuant to the registration statement on Form S-3 (File No. 333-203664) (the Registration Statement). A prospectus supplement relating to the offering and sale of the Notes was filed with the Securities and Exchange Commission on May 28, 2015. The Notes will be governed by Xcel Energy’s Trust Indenture, dated as of December 1, 2000, as supplemented, by and between Xcel Energy and Wells Fargo Bank, National Association, as trustee, and the Supplemental Indenture No. 8 dated as of June 1, 2015.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

4.01
Supplemental Indenture No. 8 dated as of June 1, 2015 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $250,000,000 aggregate principal amount of 1.20% Senior Notes, Series due June 1, 2017 and $250,000,000 aggregate principal amount of 3.30% Senior Notes, Series due June 1, 2025.

5.01	Opinion of Scott M. Wilensky regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

	By	/s/ George E. Tyson II
Name: George E. Tyson II
Title: Senior Vice President, Treasurer

June 1, 2015

Exhibit Index

Exhibit	Description

4.01
Supplemental Indenture No. 8 dated as of June 1, 2015 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $250,000,000 aggregate principal amount of 1.20% Senior Notes, Series due June 1, 2017 and $250,000,000 aggregate principal amount of 3.30% Senior Notes, Series due June 1, 2025.

5.01	Opinion of Scott M. Wilensky regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.

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